UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 5.07    Submission of Matters to a Vote of Security Holders.
On February 9, 2023, Apollo Endosurgery, Inc. (“Apollo”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the three proposals described in detail in Apollo’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 10, 2023 and mailed to Apollo stockholders on or about January 11, 2023 (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on January 4, 2023, the record date for the Special Meeting, there were 47,549,165 shares of Apollo’s common stock outstanding and entitled to vote at the Special Meeting. A total of 32,090,198 shares of Apollo’s common stock, representing approximately 67.5% of the shares outstanding and entitled to vote and constituting a quorum, were represented in person (virtually) or by valid proxies at the Special Meeting.
The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:
Proposal 1 - Adoption of the Merger Agreement
The stockholders of Apollo adopted the Agreement and Plan of Merger, dated November 29, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Apollo, Boston Scientific Corporation (“Boston Scientific”) and Textile Merger Sub, Inc., an indirect wholly owned subsidiary of Boston Scientific (“Merger Sub”), pursuant to which Boston Scientific will acquire Apollo via a merger of Merger Sub with and into Apollo, with Apollo continuing as the surviving corporation and an indirect wholly owned subsidiary of Boston Scientific. The voting results are set forth in the table immediately below:

For	Against	Abstained
31,998,374	85,431	6,393
Proposal 2 - Non-binding Advisory Vote on Compensation of Named Executive Officers
The stockholders of Apollo approved, on an advisory (non-binding) basis, the compensation of Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth in the table immediately below:

For	Against	Abstained
28,894,035	2,657,503	538,660
Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate
In connection with the Special Meeting, Apollo also solicited proxies with respect to any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the proposal to approve one or more adjournments of the Special Meeting was moot and was not presented for approval by Apollo’s stockholders at the Special Meeting.
* * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	February 10, 2023
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer